Exhibit 99.1

For Immediate Release

Oracle Healthcare Acquisition Corp. Sets Record Date for Determination of Stockholders
Entitled to Receive Liquidating Distribution

GREENWICH, Conn., May 5, 2008 /PRNewswire-FirstCall/ -- Oracle Healthcare Acquisition Corp. (the “Company”) (OTC Bulletin Board: OHAQ) announced today that the Company has set the close of business on May 7, 2008 as the record date for the determination of stockholders entitled to receive a liquidating distribution, if any, from the trust account in which the proceeds from the Company’s initial public offering were placed, pursuant to the proposed Plan of Liquidation of the Company.  The dissolution and Plan of Liquidation of the Company are subject to stockholder approval, for which the Board of Directors of the Company has called a special meeting of stockholders to be held on May 7, 2008.  As of May 7, 2008, the share transfer books of the Company will be closed if the dissolution and Plan of Liquidation are approved by the Company’s stockholders.

The Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14A on April 16, 2008 regarding the proposed dissolution and Plan of Liquidation of the Company.  STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSED DISSOLUTION AND PLAN OF LIQUIDATION OF THE COMPANY.  Investors are able to obtain free copies of the proxy statement as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s Web site.

Forward Looking Statements:

This press release contains includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2007 and definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2008.

Contact:	President and Chief Operating Officer
Oracle Healthcare Acquisition Corp.
(203) 862-7900